As filed with the Securities and Exchange Commission on July 13, 2010
Registration No. 333 - 53961

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Apache Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	No. 41-0747868 (I.R.S. Employer Identification Number)
2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400
(713) 296-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Apache Corporation
1998 Stock Option Plan
(Full title of the Plan)
P. Anthony Lannie, Executive Vice President and General Counsel
APACHE CORPORATION
2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400
(713) 296-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

This amendment is filed by the registrant, Apache Corporation (“Apache”), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $0.625 per share (“Apache Common Stock”).
A total of 5,775,000 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) were initially registered in connection with the 1998 Stock Option Plan on Form S-8 filed with the Securities and Exchange Commission on May 29, 1998 (File No. 333-53961).
Apache is hereby removing from registration 273,248 shares of Common Stock previously registered in connection with the 1998 Stock Option Plan.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

APACHE CORPORATION
Date: July 13, 2010	By:	/s/ G. Steven Farris
G. Steven Farris,
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities, which includes a majority of the board of directors, on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris	Chairman of the Board and

G. Steven Farris	Chief Executive Officer
	(Principal Executive Officer)	July 13, 2010

/s/ Roger B. Plank	President

Roger B. Plank	(Principal Financial Officer)	July 13, 2010

/s/ Rebecca A. Hoyt	Vice President and

Rebecca A. Hoyt	Controller
	(Principal Accounting Officer)	July 13, 2010

Signature	Title	Date

*	Director

Frederick M. Bohen		July 13, 2010

*	Director

Randolph M. Ferlic		July 13, 2010

*	Director

Eugene C. Fiedorek		July 13, 2010

*	Director

A. D. Frazier, Jr.		July 13, 2010

Director

Patricia Albjerg Graham		July 13, 2010

*	Director

John A. Kocur		July 13, 2010

*	Director

George D. Lawrence		July 13, 2010

*	Director

F. H. Merelli		July 13, 2010

Director

Rodman D. Patton		July 13, 2010

Director

Charles J. Pitman		July 13, 2010

* By:	/s/ G. Steven Farris G. Steven Farris
Attorney-in Fact